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                                                                     EXHIBIT 21


                            SUMMIT CARE CORPORATION


                            Significant Subsidiaries
                            ------------------------

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                                                 State of
                                              Incorporation
               Subsidiary                    or Organization                 Doing Business As:
               ----------                    ---------------                 ------------------
Summit Care - California, Inc.                  California               Sharon Care Center
                                                                         Bay Crest Care Center
                                                                         Royalwood Care Center
                                                                         Palm Grove Care Center
                                                                         Willow Creek Care Center
                                                                         Woodland Care Center
                                                                         Anaheim Terrace Care Center
                                                                         Carehouse Convalescent Center
                                                                         Hemet Retirement Center

Summit Care - Texas No. 2, Inc.                 Texas

Summit Care Pharmacy, Inc.                      California               Skilled Care Pharmacy

Summit Care - Texas No. 3, Inc.                 Texas                    The Woodlands Health Care Center

Skilled Care Network                            California

Summit Care Texas Management, Inc.              Texas

Summit Care Texas Equity, Inc.                  California

Summit Care Texas, L.P.                         Texas                    Coronado Nursing Center
                                                                         Lubbock Hospitality House
                                                                         Colonial Manor Care Center
                                                                         Colonial Manor
                                                                         Town & Country Manor
                                                                         Southwood Care Center
                                                                         Oak Manor Nursing Center
                                                                         The Clairmont-Tyler
                                                                         West Side Care Center
                                                                         Monument Hill Nursing Center
                                                                         The Clairmont-Beaumont
                                                                         Guadalupe Valley Nursing Center
                                                                         Comanche Trail Nursing Center
                                                                         Oak Crest Nursing Center
                                                                         Southern Manor Nursing Center
                                                                         Oakland Manor Nursing Center
                                                                         Live Oak Nursing Center
                                                                         Heritage Oaks Nursing and Rehabilitation Center
                                                                         The Clairmont-Longview
                                                                         Cityview Care Center

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